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                                                                    EXHIBIT 10.6

                               SEVERANCE AGREEMENT
                               -------------------
                       IN THE EVENT OF A CHANGE IN CONTROL
                       -----------------------------------

      This Severance Agreement (the "Agreement") is made and entered into effective as of _________________, by and between ________________ (the
"Employee") and Software.com, Inc., a California corporation (the "Company").

                                 R E C I T A L S

      A. It is expected that the Company from time to time will consider the possibility of an acquisition by another company or other change of control. The Board of Directors of the Company (the "Board") recognizes that such consideration can be a distraction to the Employee and can cause the Employee to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company.

      B. The Board believes that it is in the best interests of the Company and its shareholders to provide the Employee with an incentive to continue his employment and to motivate the Employee to maximize the value of the Company upon a Change of Control for the benefit of its shareholders.

      C. The Board believes that it is imperative to provide the Employee with certain benefits under certain circumstances upon termination of the Employee's employment in connection with a Change of Control, which benefits are intended to provide the Employee with financial security and provide sufficient incentive and encouragement to the Employee to remain with the Company notwithstanding the possibility of a Change of Control.

      D. To accomplish the foregoing objectives, the Board of Directors has directed the Company, upon execution of this Agreement by the Employee, to agree to the terms provided herein.

      E. Certain capitalized terms used in the Agreement are defined in Section 3 below.

      In consideration of the mutual covenants herein contained, and in consideration of the continuing employment of Employee by the Company, the parties agree as follows:

      1. At-Will Employment. The Company and the Employee acknowledge that the
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Employee's employment is and shall continue to be at-will, as defined under applicable law. If the Employee's employment terminates for any reason, including (without limitation) any termination prior to a Change of Control, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be available in accordance with the Company's established employee plans and policies or other agreements with the Employee at the time of termination. The terms of this Agreement shall terminate upon the earlier of (i) the date that all obligations of the parties hereunder have been satisfied, or (ii) six (6) months after a Change of Control. A termination of the terms of this Agreement pursuant to the preceding

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sentence shall be effective for all purposes, except that such termination shall not affect the payment or provision of compensation or benefits on account of a termination of employment occurring prior to the termination of the terms of this Agreement.

      2. Severance Benefits.
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         (a) Termination Following A Change of Control. Subject to Section 4,
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if the Employee's employment terminates as a result of Involuntary Termination at any time during a period beginning two (2) months prior to, and ending six
(6) months after a Change in Control, then one-half of the unvested portion of any stock option held by the Employee under the Company's stock option plans shall automatically be accelerated and the Employee or the Employee's representative, as the case may be, shall have the right to exercise all or any portion of such previously unvested stock options, provided however that in no condition shall Employee be entitled to exercise such previously unvested options to the extent that the Dollar Value (as defined below) exceeds ten (10) times the Employee's salary plus target bonus. Dollar Value of the options shall mean the fair market value price per share less the exercise price per share multiplied by the number of shares exercised under previously unvested options. Notwithstanding the foregoing, Employee shall continue to be entitled to exercise options that were vested prior to the Change in Control as provided under the Employee's stock option agreement. In all other respects, the Employee's option shall remain subject to the Board's discretionary authority in the event of a Change of Control as provided under the Company's stock option plans.

         (b) Certain Business Combinations. In the event that it is determined
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by the Board of Directors, upon receipt of a written opinion of the Company's independent public accountants, that the enforcement of Section 2(a) hereof would preclude accounting for any proposed business combination of the Company involving a Change of Control as a pooling of interests, and the Board otherwise desires to approve a proposed business transaction which requires as a condition to the closing of such transaction that it be accounted for as a pooling of interests, such paragraph of this Agreement shall be null and void, but only if the absence of enforcement of such paragraph hereof would preserve the pooling treatment. For purposes of this Section 2(b), the Board's determination shall require the unanimous approval of the disinterested members of the Board.

      3. Definition of Terms. The following terms referred to in this Agreement
         -------------------
shall have the following meanings:

         (a) Change of Control. "Change of Control" shall mean:
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         (i) the acquisition by any "person" or "group" of persons, as such terms are used in Sections 13(d) and 14(d) of the Exchange Act of the "beneficial ownership" (as defined in Rule 13-d3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; provided that "person" shall not include the Company, a subsidiary or a Company employee benefit plan (including any trustee of such plan acting as trustee), or any person (or any person acting as a group) which, as of the date of this Agreement, is the "beneficial owner" of securities of the Company representing more than fifty percent (50%) of the

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combined voting power of the Company's outstanding securities entitled to vote generally in the election of directors;

            (ii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

            (iii) the approval by the shareholders of the Company of an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

            (b) Involuntary Termination. "Involuntary Termination" shall mean
(i) without the Employee's express written consent, the assignment to the Employee of any duties, or the removal from or reduction or limitation of the Employee's duties or responsibilities which in either case is inconsistent with the Employee's position, organization level, duties, responsibilities, compensation and status with the Company immediately prior to a Change in Control; (ii) without the Employee's express written consent, a substantial reduction of the facilities and perquisites (including office space and location) available to the Employee immediately prior to such reduction; (iii) a reduction by the Company in the base cash salary of the Employee as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of employee benefits to which the Employee is entitled immediately prior to such reduction with the result that the Employee's overall benefits package is significantly reduced; (v) the relocation of the Employee to a facility or a location more than twenty (20) miles from the Employee's then present location, without the Employee's express written consent; (vi) any purported termination of the Employee by the Company; or (vii) the failure of the Company to obtain the assumption of this agreement by any successors as required by Section 5 below.

      4.    Limitation on Payments.
            ----------------------

            (a) To the extent that any payments or benefits provided for in this Agreement or otherwise payable to the Employee constitutes "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and, but for this section, would be subject to the excise tax imposed by Section 4999 of the Code, the aggregate amount of such payments and benefits shall be reduced such that the present value thereof (as determined under the Code and the applicable regulations), is equal to 2.99 times the Employee's "base amount" as defined in Section 280G(b)(3) of the Code).

            (b) Within sixty (60) days after the later of Involuntary Termination or the related Change of Control, the Company shall notify the Employee in writing if it believes that any reduction in the payments and benefits that would otherwise be paid or provided to the Employee under the terms of this Agreement is required to comply with the provisions of Subsection 4(a). If the Company determines that any such reduction is required, it will provide the Employee with copies of the information used and calculations made by the Company to determine the amount of such

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reduction.

            (c) Within thirty (30) days after the Employee's receipt of the Company's notice pursuant to Subsection 4(b), the Employee shall notify the Company in writing if the Employee disagrees with the amount of reduction determined by the Company. As part of such notice, the Employee shall also advise the Company of the amount of reduction, if any, that the Employee has, in good faith, determined to be necessary to comply with the provisions of Subsection 4(a). Failure by the Employee to provide this notice within the time allowed will be treated as acceptance by the Employee of the amount of reduction determined by the Company. If any differences regarding the amount of the reduction have not been resolved by mutual agreement within sixty (60) days after the Employee's receipt of the Company's notice pursuant to Subsection 4(b), the amount of reduction determined by the Employee will be conclusive and binding on both parties unless, prior to the expiration of such sixty (60) day period, the Company notifies the Employee in writing of the Company's intention to have the matter submitted to arbitration for resolutions and proceeds to do so promptly. If the Company gives no notice to the Employee of a required reduction as provided in Subsection 4(b), the Employee may unilaterally determine the amount of reduction required, if any, and, upon written notice to the Company, that amount will be conclusive and binding on both parties.

      5.    Successors.
            -----------

            (a) Company's Successors. Any successor to the Company (whether
                --------------------
direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

            (b) Employee's Successors. The terms of this Agreement and all
                ----------------------
rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, devisees and legatees.

      6.    Notice. Notices and all other communications contemplated by this
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Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address from which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary. Any termination of employment by the Company of the Employee as a result of an Involuntary Termination shall be communicated by a notice of termination given in accordance with this section. Such notice shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination and shall specify the termination date (which shall be not more than 15 days after the giving of such notice).

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      7. Miscellaneous Provisions.
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         (a) Waiver. No provision of this Agreement shall be modified, waived
             ------
or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

         (b) Whole Agreement. This agreement is intended to supplement and
             ---------------
not replace any existing agreement between the Employee and the Company. However, no agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

         (c) Choice of Law. The validity, interpretation, construction and
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performance of this Agreement shall be governed by the laws of the State of
California.

         (d) Severability. The invalidity or unenforceability of any
             ------------
provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

            (e) Arbitration. Any dispute or controversy arising under or in
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connection with this Agreement shall be settled exclusively by arbitration in
Santa Barbara, California, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Punitive damages shall not be awarded.

            (f) Counterparts. This Agreement may be executed in counterparts,
                ------------
each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

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            IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


                                          SOFTWARE.COM, INC.

                                          By: _____________________________

                                          Title:___________________________

                                          Date: ___________________________


EMPLOYEE:

______________________________


DATE: _______________

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